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Exhibit 10.1

AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT

        This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of March 23, 2004, is by and between Weatherford International Ltd., a Bermuda entity ("Weatherford Ltd."), and Universal Compression Holdings, Inc., a Delaware corporation ("Parent"). Certain capitalized terms used herein are defined in Section 6 below. Capitalized terms not otherwise defined herein have the meaning ascribed to them in the Merger Agreement (as hereinafter defined).

RECITALS:

        WHEREAS, Weatherford International, Inc., a Delaware corporation ("Weatherford"), the predecessor-in-interest to Weatherford Ltd. and the parent of WEUS Holding, Inc. ("WEUS"), WEUS, Enterra Compression Company, a Delaware corporation and a wholly owned subsidiary of WEUS (the "Company"), Parent and Universal Compression, Inc., a Texas corporation and a wholly owned subsidiary of Parent ("Merger Subsidiary"), entered into an Agreement and Plan of Merger, dated as of October 23, 2000 (the "Merger Agreement"), that provided, subject to the terms and conditions thereof, for the merger (the "Merger") of the Company with and into Merger Subsidiary;

        WHEREAS, as consideration to be paid in the Merger, WEUS acquired 13,750,000 shares (the "Acquired Shares") of Common Stock, par value $.01 per share, of Parent (the "Common Stock");

        WHEREAS, in order to induce Weatherford and WEUS to enter into the Merger Agreement, Parent agreed to provide certain registration rights on the terms and subject to the conditions set forth in that certain Registration Rights Agreement between WEUS and Parent, dated February 9, 2001 (the "Original Agreement");

        WHEREAS, in connection with Weatherford's corporate restructuring in June 2002, the registration rights provided to WEUS pursuant to the Original Agreement were transferred and assigned to Weatherford Ltd.; and

        WHEREAS, effective as of the date set forth above, this Agreement amends and restates the Original Agreement in its entirety.

        NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

        Section 1. Registration Under The Securities Act.

        1.1   Demand Registrations.

          (a)   Requests for Registration. Subject to Section 1.1(b) hereof, Weatherford Ltd. may at any time request registration under the Securities Act of all or any portion of its Registrable Securities on Form S-l or, if available, on Form S-2 or S-3, or any similar short-form registration. All registrations requested pursuant to this Section 1.1(a) are referred to herein as "Demand Registrations." Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered; provided, however, that a request for an offering shall not qualify for a Demand Registration unless the market value of the Registrable Securities to be included is at least $5 million in the case of a non-underwritten offering and $20 million in the case of an underwritten offering. Following receipt of the request from Weatherford Ltd. for a Demand Registration, Parent will file a registration statement on the appropriate form to cover the Registrable Securities to be included.

          (b)   Determination of Demand Registration. Weatherford Ltd. shall be entitled to receive three Demand Registrations. On February 2, 2004, Weatherford Ltd. requested that Parent register a portion of Weatherford Ltd.'s Registrable Securities (the "First Demand Registration"). Such request shall be deemed a Demand Registration unless the request is withdrawn prior to effectiveness or as otherwise set forth herein. A registration shall not count as one of the Demand Registrations until it has become effective (unless such Demand Registration has not become effective due solely to the fault of Weatherford Ltd.), and unless at least 75% of the Registrable Securities requested to be included in such registration are registered; provided, however, that if, after such registration has become effective, the offering of the Registrable Securities included therein is interfered with by any stop order, injunction or other order or requirement of the Securities and Exchange Commission (the "SEC") or other governmental agency or court, such registration will be deemed not to have been effective (and it shall not count as one of the three Demand Registrations); and provided further that in any event Parent shall pay all Registration Expenses in connection with any registration initiated as a Demand Registration whether or not it has become effective.

          (c)   Priority on Demand Registrations. Parent shall not include in any Demand Registration any securities other than the Registrable Securities without the prior written consent of Weatherford Ltd. If a Demand Registration is an underwritten offering and the managing underwriters advise Parent and Weatherford Ltd. in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, Parent shall include in such registration prior to the inclusion of any securities which are not Registrable Securities such Registrable Securities requested to be included by Weatherford Ltd. which in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering.

          (d)   Restrictions on Demand Registrations. Parent shall not be obligated to effect any Demand Registration within 180 days after the effective date of a previous Demand Registration. Parent may postpone for up to 180 consecutive days in any two-year period the filing or the effectiveness of a registration statement for a Demand Registration if Parent determines that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by Parent or any of its Subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization, or similar transaction; provided that in such event, Weatherford Ltd. shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and Parent shall pay all Registration Expenses in connection with such registration.

          (e)   Suspension of Sales. Notwithstanding anything else to the contrary set forth herein, if, after a registration statement for a Demand Registration becomes effective, Parent advises the holders of the Registrable Securities covered by such Demand Registration that Parent's board of directors has determined that further sales of Registrable Securities would reasonably be expected to have a material adverse effect on any board-approved proposal or plan by Parent or any of its Subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization, offering of securities (public or otherwise), or similar transaction, the holders of the Registrable Securities covered by such Demand Registration shall suspend for up to 120 consecutive days in any two-year period any further sales of their registered shares until Parent advises them that further sales would not reasonably be expected to have a material adverse effect on such plan or proposal. Determinations by Parent's board of directors under this Section 1.1(e) that sales of Registrable Securities would reasonably be expected to have a material adverse effect on any board-approved proposal or plan by Parent or any of its Subsidiaries shall be made by not less than a majority of the disinterested directors and will be delivered to Weatherford Ltd. in writing within two business days of the time such determination is made. The time period referred to in Section 1.3(c) herein during which the registration statement for such Demand Registration must be kept usable after its effective date shall be extended for an additional number of business days equal to the number of business days during which sales of shares were suspended pursuant to this Section 1.1(e).

          (f)    Selection of Underwriters. Weatherford Ltd. shall select the investment banker(s) and manager(s) to administer each Demand Registration, which banker(s) or manager(s), to the extent that Parent will sell securities therein, shall be subject to the reasonable approval of Parent.

        1.2.  Piggyback Registrations.

          (a)   Right to Piggyback. Whenever Parent proposes to register any of its securities under the Securities Act (whether or not such registration relates to a primary offering of securities by Parent or a secondary sale of securities by a selling securityholder) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), Parent shall give prompt written notice to Weatherford Ltd. of its intention to effect such a registration and shall include, subject to Sections 1.2(b) and 1.2(c), in such registration all Registrable Securities with respect to which Parent has received a written request for inclusion therein within twenty (20) days after Parent's notice, provided that the foregoing shall not apply to a registration on Form S-4 or S-8 or an effective registration statement as of the date of this Agreement.

          (b)   Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of Parent, and the managing underwriters advise Parent and Weatherford Ltd. in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, Parent shall include in such registration (i) first, the securities Parent proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata with holders entitled to registration rights under the Registration Rights Agreement, dated as of February 20, 1998, by and among Parent, Castle Harlan Partners III, L.P. and the other persons or entities signatory thereto, and (iii) third, other securities requested to be included in such registration, pro rata among other holders of such securities.

          (c)   Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders (other than Weatherford Ltd.) of Parent securities, and the managing underwriters advise Parent and Weatherford Ltd. in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, Parent shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, (ii) second, the securities Parent proposes to sell, (iii) third, the Registrable Securities requested to be included in such registration, pro rata with holders entitled to registration rights under the Registration Rights Agreement, dated as of February 20, 1998, by and among Parent, Castle Harlan Partners III, L.P. and the other persons or entities signatory thereto, and (iv) fourth, other securities requested to be included in such registration, pro rata among other holders of such securities.

          (d)   Selection of Underwriters. Parent shall select the investment banker(s) and manager(s) to administer each Piggyback Registration.

        1.3   Registration Procedures. Whenever Weatherford Ltd. has requested that any Registrable Securities be registered pursuant to this Agreement, Parent shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto Parent shall as expeditiously as possible:

          (a)   promptly prepare and file with the SEC a registration statement with respect to such Registrable Securities (and any amendment, including any post-effective amendment, to such registration statement Parent deems to be necessary) and use its reasonable best efforts to cause such registration statement to become effective and to comply with the provisions of the Securities Act applicable to it (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, Parent shall furnish to counsel for Weatherford Ltd. copies of all such documents proposed to be filed so as to provide Weatherford Ltd. and its counsel a reasonable opportunity to review and comment on such documents, and such documents shall be subject to the review and comment of Weatherford Ltd. and its counsel);

          (b)   furnish to Weatherford Ltd. such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as Weatherford Ltd. may reasonably request in order to facilitate the disposition of the Registrable Securities owned by Weatherford Ltd. (including, without limitation, the documentation referred to in Section 1.3(o) below);

          (c)   make such filings of the preliminary and final prospectus, and any amended or supplemented prospectus, as may be required under Rule 424 and keep the registration statement with respect to such Registrable Securities continuously effective in order to permit the prospectus forming a part thereof to be usable for the offer and sale of the Registrable Securities for a period of time not less than the earlier of: (i) 365 days after the date such registration statement is declared effective, in the case of the First Demand Registration, or 180 days after the date such registration statement is declared effective, in the case of the second and third Demand Registrations; and (ii) the date that all of the Registrable Securities covered by such registration statement have been sold pursuant to such registration statement; to the extent that Weatherford Ltd. is obligated not to effect any public sales or distributions of equity securities pursuant to Section 2.1, then the time periods referred to in this Section 1.3(c)(i) shall be extended for an additional number of days equal to the number of days during which Weatherford Ltd. was obligated not to effect public sales or distributions pursuant to Section 2.1;

          (d)   use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as Weatherford Ltd. (or any other holder whose securities are undivided in a registration statement on which Registrable Securities are requested) reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable Weatherford Ltd. to consummate the disposition in such jurisdictions of the Registrable Securities owned by Weatherford Ltd. (provided that Parent shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

          (e)   notify Weatherford Ltd. and any underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act (i) when a registration statement or any post-effective amendment has become effective under the Securities Act, (ii) of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, except as otherwise set forth herein, at the request of Weatherford Ltd., Parent shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iii) of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any of the Registrable Securities included in such registration statement for sale in any jurisdiction;

          (f)    cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by Parent are then listed and, if not so listed, to be listed on a securities exchange or on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its reasonable best efforts to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Securities and Exchange Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities;

          (g)   provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

          (h)   enter into such customary agreements (including underwriting agreements in customary form and with customary provisions relating to indemnification from Parent and Weatherford Ltd.) and take all such other actions as Weatherford Ltd. or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares);

          (i)    make available for inspection by Weatherford Ltd., any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by Weatherford Ltd. or any such underwriter, all financial and other records, pertinent corporate documents, and properties of Parent, and cause Parent's officers, directors, employees, and independent accountants to supply all information reasonably requested by Weatherford Ltd. and any such underwriter, attorney, accountant, or agent in connection with such registration statement;

          (j)    otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of Parent's first full fiscal quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

          (k)   permit Weatherford Ltd., if Weatherford Ltd. is an underwriter or controlling person of Parent, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to Parent in writing, which in the reasonable judgment of Weatherford Ltd. and its counsel should be included;

          (l)    in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, Parent shall use its reasonable best efforts promptly to obtain the withdrawal of such order and shall prepare and file an amended or supplemented prospectus, if required;

          (m)  use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable Weatherford Ltd. and the underwriters, if any to consummate the disposition of such Registrable Securities;

          (n)   obtain a cold comfort letter addressed to Parent, Weatherford Ltd., and the underwriters from Parent's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters;

          (o)   use reasonable efforts to cause certificates for the Registrable Securities covered by such registration statement to be delivered by Weatherford Ltd. to the underwriters in such denominations and registered in such names as the underwriters may request; and

          (p)   in the case of a Demand Registration which is an underwritten offering, participate in customary "roadshow" and similar marketing presentations as reasonably requested by the underwriters.

        Section 2. Holdback Agreements.

        2.1   Weatherford Ltd. hereby agrees to not effect any public sale or distribution (including sales pursuant to Rule 144 other than Rule 144(k)) of equity securities of Parent, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90-day period beginning on the effective date of any underwritten registered public offering of equity securities of Parent or its subsidiaries or securities convertible or exchangeable into or exercisable for equity securities of Parent or its subsidiaries (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree, and Weatherford Ltd. will deliver an undertaking to the managing underwriters (if requested) consistent with this covenant. Weatherford Ltd. shall not be obligated to comply with the provisions of this Section 2.1 more than two times in any 12-month period.

        2.2   Parent (i) shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-4 or S-8 or any successor forms), unless the underwriters managing the registered public offering otherwise agree, and (ii) shall use reasonable efforts to cause each holder of at least 5% of the outstanding Common Stock purchased from Parent at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144 other than Rule 144(k)) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree. Parent shall not be obligated to comply with the provisions of this Section 2.2 more than two times in any 12-month period.

        Section 3. Registration Expenses.

        3.1   All Registration Expenses shall be borne by Parent. Also, Parent shall be responsible for its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual or special audit or quarterly review, the expense of any liability insurance, and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by Parent are then listed or on the NASD automated quotation system.

        3.2   In connection with each Demand Registration and each Piggyback Registration, Parent shall reimburse Weatherford Ltd. for the reasonable fees and disbursements of its counsel.

        Section 4. Indemnification.

        4.1   Parent agrees to indemnify, to the extent permitted by law, Weatherford Ltd., its officers and directors and each Person who controls Weatherford Ltd. (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to Parent by Weatherford Ltd. expressly for use therein or by Weatherford Ltd.'s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after Parent has furnished Weatherford Ltd. with a sufficient number of copies of the same. In connection with an underwritten offering, Parent shall indemnify the underwriters, their officers and directors, and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of Weatherford Ltd.

        4.2   In connection with any registration statement in which Weatherford Ltd. is participating, Weatherford Ltd. shall furnish to Parent in writing such information as Parent reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify Parent, its directors and officers, and each Person who controls Parent (within the meaning of the Securities Act) against any losses, claims, damages, liabilities, and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus, or preliminary prospectus, or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that any information or affidavit so furnished in writing by Weatherford Ltd. contains such untrue statement or omits a material fact required to be stated therein necessary to make the statements therein not misleading; provided that the obligation to indemnify shall be limited to the net amount of proceeds received by Weatherford Ltd. from the sale of Registrable Securities pursuant to such registration statement.

        4.3   Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

        4.4   The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and shall survive the transfer of securities. If the indemnification provided under Section 4.1 or Section 4.2 of this Agreement (other than as it relates to underwriters) is for any reason unavailable to, or insufficient to hold harmless, an indemnified party, then each indemnifying party shall contribute to the amount paid or payable to the indemnified party or parties an amount that is proportionate to reflect the relative fault of such indemnifying party on the one hand and the indemnified party or parties on the other.

        Section 5. Participation in Underwritten Registrations.

        No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any customary underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (which shall be on the same terms for all holders of securities participating in such registration) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents customarily required under the terms of such underwriting arrangements.

        Section 6. Definitions.

        "Person" means any individual, firm, partnership, corporation, trust, joint venture, limited liability company, association, joint stock company, unincorporated organization, or any other entity or organization, including a governmental entity or any department, agency, or political subdivision thereof.

        "Public Sale" means any sale of equity interests of Parent to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer, or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

        "Registrable Securities" means (i) the Acquired Shares, (ii) any other shares of Common Stock issued as a dividend or other distribution on or as a result of a subdivision, combination, or reclassification of any such shares of Common Stock; (iii) any other shares of Common Stock acquired by Weatherford Ltd. at any time; and (iv) any Common Stock issued to Weatherford Ltd. in any merger, consolidation, or business combination involving Parent.

        "Registration Expenses" means all expenses incident to Parent's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, fees with respect to filings required to be made with the NASD, roadshow expenses, printing expenses, messenger and delivery and mailing expenses, fees and disbursements of custodians, and fees and disbursements of counsel for Parent and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by Parent, and such other expenses payable by Parent as provided herein.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any successor statute.

        "Subsidiary" means, with respect to any Person, any company, partnership, limited liability company, association, or other business entity of which at the time of such determination (i) if a company, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association, or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association, or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association, or other business entity gains or losses or shall be or control any managing director or general partner of such partnership, limited liability company, association, or other business entity.

        Section 7. Miscellaneous.

        7.1   No Inconsistent Agreements. Parent shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to Weatherford Ltd. in this Agreement. Parent shall also not grant more favorable registration rights to any party than those granted to Weatherford Ltd. in this Agreement.

        7.2   Adjustments Affecting Registrable Securities. Parent shall not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of Weatherford Ltd. to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such Registrable Securities in any such registration (including, without, effecting a stock split or a combination of shares).

        7.3   Specific Performance. The parties hereto acknowledge and agree that in the event of any breach of this Agreement, the non-breaching parties would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto shall and do hereby waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties hereto, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement in any action instituted in the Supreme Court of the State of Texas or the United States District Court for the Southern District of Texas, or, in the event such courts shall not have jurisdiction of such action, in any court of the United States or any state thereof having subject matter jurisdiction of such action.

        7.4   Amendments and Waivers. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. No modification, amendment, or waiver of any provision of this Agreement shall be effective against Parent or Weatherford Ltd. except by a written agreement signed by Parent and Weatherford Ltd.

        7.5   Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not including, without limitation, any Person which is the successor to Parent or an affiliate of Weatherford Ltd., it being understood that Weatherford Ltd. shall have the right to assign any of its rights in whole or in part, hereunder to any Person.

        7.6   Severability. If any term, provision, covenant or restriction of this Agreement, or any part thereof, is held by a court of competent jurisdiction or any foreign federal, state, county, or local government or any other governmental, regulatory, or administrative agency or authority to be invalid, void, unenforceable, or against public policy for any reason, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

        7.7   Entire Agreement. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

        7.8   Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

        7.9   Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

        7.10 Governing Law; Consent of Jurisdiction; Waiver of Jury Trial. This Registration Rights Agreement and the validity and performance of the terms hereof shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law or choice of law, except to the extent that the laws of Delaware regulate Parent's issuance of securities. The parties hereto hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Registration Rights Agreement shall be litigated only in the Supreme Court of the State of Texas or the United States District Court for the Southern District of Texas. To the extent permitted by applicable law, the parties hereto consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to such party at its address set forth in this Registration Rights Agreement (and service so made shall be deemed complete five (5) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Registration Rights Agreement.

        7.11 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telecopied with confirmed receipt, sent by certified, registered, or express mail, postage prepaid, or sent by a national next-day delivery service. Such notice or other communication shall be sent to Weatherford Ltd. at the address indicated below or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party and shall be deemed given when so delivered personally or telecopied, or if mailed, 5 days after the date of mailing, or, if by national next-day delivery service, on the day after delivery to such service.

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        IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Registration Rights Agreement on the day and year first above written.

WEATHERFORD INTERNATIONAL LTD.
By:	/s/ BURT M. MARTIN
Name: Burt M. Martin Title: Senior Vice President and General Counsel Address: 515 Post Oak Park, Suite 600 Houston, Texas 77027 Attn: Burt M. Martin
UNIVERSAL COMPRESSION HOLDINGS, INC.
By:	/s/ D. BRADLEY CHILDERS
Name: D. Bradley Childers Title: Senior Vice President, General Counsel and Secretary Address: 4444 Brittmoore Road Houston, Texas 77041 Attn: D. Bradley Childers

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  Exhibit 10.1
AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT